FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT



              This Fifth Amendment to Loan and Security Agreement is dated as of May 31, 1996 by and between Bank One, Milwaukee, NA (the "Secured Party") and Effective Management Systems, Inc. ("EMS"), Effective Management Systems of Michigan, Inc., EMS-East, Inc., Intercim Corp. f/k/a EMS Acquisition Corp. and Effective Management Systems of Illinois, Inc. (collectively, the "Debtors").

              WHEREAS, the Secured Party and certain of the Debtors entered into a loan and security agreement dated as of April 23, 1993, which agreement has subsequently been amended (as amended, the "Loan
   Agreement"); and

              WHEREAS, the Secured Party and the Debtors desire to further amend the Loan Agreement as hereinafter set forth.

              NOW, THEREFORE, the parties hereto agree as follows (all capitalized terms used but not defined herein shall have the meaning assigned in the Loan Agreement):

              1. The definition of "Note A" is amended and restated such that it shall mean Debtors' amended and restated Note A of even date herewith, a copy of which is attached as Exhibit A.

         2. Section 7 (aa) of the Loan Agreement is amended and restated as follows:

                  (aa) Financial average. EMS shall maintain at all
             times a ratio of (i) its Consolidated liabilities (other than capital stock and surplus) as shown on its consolidated balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities and all liabilities of all foreign subsidiaries, to (ii) its Consolidated Adjusted Tangible Net Worth (including net capitalized software costs) of less than 1.50 to 1.00.

         3. Section 8(c) of the Loan Agreement is amended and restated as follows:

                  (c) Capital Expenditures. Expend or contract to expend more than $5,750,000 in fiscal year 1996 and more than $6,000,000 in any fiscal year thereafter in the aggregate for all Debtors for the lease (other than operating leases), purchase or other acquisition of any capital asset, or for the lease (other than operating leases) of any other asset, whether payable currently or in the future.

         4. Section 8(i) of the Loan Agreement is amended and restated as follows:

             (i) Purchase stock or securities of, extend credit to (other than that expressly permitted in Section 8(l)) or make investments in, become liable as surety for, or guarantee or endorse any obligation in excess of $25,000 of, any person, firm or corporation, except investments in direct obligations of the United States and commercial bank deposits with Secured Party, extensions of credit reflected by trade accounts receivables arising for goods sold by a Debtor in the ordinary course of its business, investments in EMS Asia Pacific Limited, a Hong Kong corporation, up to $25,000 in the aggregate and except acquisitions with a cash price and/or Subordinated Debt in the aggregate of less than $1,000,000, provided Debtors provide Secured Party, within 30 days of such acquisition, a certificate demonstrating that Debtors are not in breach of Section 7 (aa) of this Agreement after giving effect to such acquisition and using the most recent fiscal quarter-End financial statements.


         5. Section 10 of the Loan Agreement is amended by deleting "February 27, 1997" appearing therein and inserting "February 28, 1998" in its place.

         6. This Fifth Amendment shall be effective upon the execution of this Fifth Amendment, as well as the Amended and Restated Note A of even date herewith in the amount of $3,000,000, a copy of which is attached hereto as Exhibit A Thereafter, such note shall become Exhibit A to the Loan Agreement

         7. The Debtors represent that all of the representations and warranties contained in the Loan Agreement are true and correct as of the date hereof, there is no event of default which has occurred and is continuing under the Loan Agreement and there has not, since January 26, 1996, been any material adverse change in the financial condition or business prospects of the Debtors.

         8. Except as specifically amended hereby, the Loan Agreement continues in full force and effect and all references therein or otherwise to the Loan Agreement shall mean the Loan Agreement as amended hereby.


                                             EFFECTIVE MANAGEMENT
    BANK ONE, MILWAUKEE, NA                  SYSTEMS, INC.



By: ___________________________         By:  _____________________________
    William E. Shaw, Vice President
                                             EFFECTIVE MANAGEMENT
                                             SYSTEMS OF MICHIGAN, INC.


                                        By:  _____________________________

                                             EMS-EAST, INC.


                                        By:  _____________________________

                                             INTERCIM CORP. f/k/a
                                             EMS ACQUISITION CORP.


                                        By:  _____________________________


                                             EFFECTIVE MANAGEMENT
                                             SYSTEMS OF ILLINOIS, INC.


                                        By:  _____________________________

                                    EXHIBIT A
                           AMENDED AND RESTATED NOTE A


   Dated: May 31, 1996                                 Executed at
   Stated Principal: $3,000,000                        Milwaukee, Wisconsin


              FOR VALUE RECEIVED, Effective Management Systems, Inc., a Wisconsin corporation, Effective Management Systems of Michigan, Inc., a Michigan corporation, EMS-East, Inc., a Massachusetts corporation, Intercim Corp. f/k/a EMS Acquisition Corp., a Minnesota corporation and Effective Management Systems of Illinois, Inc., an Illinois corporation (collectively, "Borrowers"), hereby promise to pay, jointly and severally, to the order of Bank One, Milwaukee, National Association, its successors and assigns (the "Secured Party") at its Milwaukee office at 111 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, the principal sum of Three Million Dollars ($3,000,000) or the aggregate unpaid principal amount of all advances made by the Secured Party hereunder pursuant to the Loan Agreement hereinafter referred to and to pay interest from the date hereof on the unpaid balances hereof at the rate set forth in Section 2 of the Loan Agreement and to pay interest at a rate equal to 2.5% per annum above the Reference Rate (as defined in the Loan Agreement) after default or maturity. Any change in interest hereon shall be effective on the date of each such change in the Reference Rate. In the absence of a default, interest (computed on the basis of actual days elapsed and a year of 360 days) for each calendar month shall be due and payable as of the first day of the next succeeding month, commencing on the first such date after the date hereof, and at Secured Party's sole discretion may be debited to Borrowers' loan account ledger for Credit Facility A (as defined in the Loan Agreement) or debited to any Borrowers commercial demand account maintained with Secured Party, and all principal and accrued but unpaid interest shall be due and payable upon termination of the Loan Agreement.

              AD payments received hereunder shall be applied first to interest accrued and unpaid to date of receipt and then to repay principal.

              No deferral of time of payment shall be valid unless the holder consents in writing and if such deferral is granted,the deferred balance including interest thereof at 2.5% in excess of the Reference Rate shall be an additional obligation under this Note. The undersigned and each endorser hereby waive presentment, protest, and notice of dishonor and give consent to the holder to extend time and to compound, release or delay enforcement of rights against the undersigned or the security.

              This Note is cross-defaulted and cross-collateralized with Borrowers' Amended and Restated Note B payable to Secured Party dated February 8, 1994.

              This Note is the Note A referred to in the Loan and Security Agreement dated as of November 9, 1992 as amended by the First Amendment to Loan and Security Agreement dated as of April 23, 1993, by the Second Amendment to Loan and Security Agreement dated February 8, 1994, by Third Amendment to Loan and Security Agreement dated May 11, 1995, by Fourth Amendment to Loan and Security Agreement dated January 26, 1996, and Fifth Amendment to Loan and Security Agreement of even date, between the undersigned, or some of the undersigned, and the Secured Party (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"). This Note is secured by certain collateral referred to in the Loan Agreement:

              This Note is, in part, in substitution and replacement of the Amended and Restated Note A executed by the undersigned, or some of the undersigned, and delivered to Secured Party dated May 11, 1995 in the original principal amount of $3,000,000, and does not constitute repayment of such Note.


    EFFECTIVE MANAGEMENT                 INTERCIM CORP. f/k/a
    SYSTEMS, INC.                        EMS ACQUISITION CORP.


   By: __________________________        By: ____________________________

   Attest:_______________________        Attest:_________________________


    EFFECTIVE MANAGEMENT                 EFFECTIVE MANAGEMENT
    SYSTEMS OF MICHIGAN, INC.            SYSTEMS OF ILLINOIS, INC.


   By: __________________________        By: ____________________________

   Attest:_______________________        Attest:_________________________


    EMS-EAST INC.


   By: ___________________________

   Attest: _______________________